NEWS RELEASE

Coeur Completes Acquisition of Northern Empire Resources

Chicago, Illinois - October 1, 2018 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced that it has successfully completed the acquisition of Northern Empire Resources Corp. (“Northern Empire”) (TSXV:NM), by way of the previously announced plan of arrangement (the “Arrangement”).

“The acquisition of Northern Empire represents a unique opportunity for Coeur to bolster its development pipeline with high-quality growth projects and is strongly aligned with our strategy to deliver low-cost production and growth in top jurisdictions,” said Mitchell J. Krebs, Coeur’s President and Chief Executive Officer. “We are excited to leverage our operational expertise in Nevada, one of the world’s top mining jurisdictions, where we have been operating the Rochester open pit, heap leach mine for over thirty years. Restarting the Sterling open pit mine will allow us to add near-term, high-margin production and cash flow with minimal expected upfront capital, while the significant exploration potential at the Crown Block offers the opportunity for a second, larger future operation that can create significant, long-term stockholder value. Additionally, we believe that the strategic timing of prudent acquisitions, such as Northern Empire, provides meaningful upside potential for the Company.”

Northern Empire’s principal asset is the Sterling Gold Project, which comprises a 35,000-acre (14,300-hectare) land package approximately 115 miles (185 km) north of Las Vegas, Nevada. The high-grade Sterling Gold Project is a past-producing mine with all major permits in hand that has near-term, low-cost, low-capital production potential. The remaining deposits include Daisy, Secret Pass and SNA, collectively known as the Crown Block, contain significant exploration potential. The underexplored land package also includes multiple new, undrilled targets previously identified by Northern Empire that remain untested.

Under the terms of the Arrangement, each issued and outstanding common share of Northern Empire not already owned by Coeur was exchanged for 0.1850 shares of Coeur common stock and holders of outstanding in-the-money Northern Empire options and warrants received shares of Coeur common stock based on the same exchange ratio. Upon closing of the Arrangement, Coeur had approximately 199.2 million shares of common stock outstanding.

Coeur’s financial advisor was BMO Capital Markets and its legal advisors were Goodmans LLP, Gibson, Dunn & Crutcher LLP, Perkins Coie LLP and Lawson Lundell LLP.

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with five mines in North America. Coeur produces from its wholly-owned operations: the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Wharf gold mine in South Dakota and the Kensington gold mine in Alaska. In addition, the Company has interests in several precious metals exploration projects throughout North America.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including expectations regarding the Northern Empire acquisition. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the anticipated benefits of the transaction are not achieved on a timely basis or at all, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold, silver, lead and zinc reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets its production, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Paul DePartout, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com